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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
National Mercantile Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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National Mercantile Bancorp
1840 Century Park East
Los Angeles, CA 90067

May 10, 2002

Dear Shareholders:

        We cordially invite you to attend the 2002 Annual Meeting of Shareholders. The meeting will be held on Thursday, June 6, 2002 at 5:30 p.m. at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, California 90067.

        Attached are the Notice of the 2002 Annual Meeting of Shareholders, the Proxy Statement, the Proxy Card and a postage prepaid return envelope, as well as a copy of our Annual Report on Form 10-KSB. The 2001 Summary Annual Report is also enclosed.

        At the meeting, the shareholders will be asked to elect eight directors and to approve an amendment to the 1996 Stock Incentive Plan. The amendment to the 1996 Plan will increase the number of shares available for grant by 100,000 shares. We believe that this amendment will enable us to continue to attract and retain qualified employees and directors.

        At the meeting we will also report on our performance in 2001 and answer your questions regarding the Company.

        We look forward to seeing you at the meeting.

Sincerely,

Robert E. Gipson Chairman of the Board	Scott A. Montgomery President and Chief Executive Officer

National Mercantile Bancorp
1840 Century Park East
Los Angeles, CA 90067

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

        The Annual Meeting of Shareholders of National Mercantile Bancorp will be held on Thursday, June 6, 2002 at 5:30 p.m. at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, California 90067.

        At the Annual Meeting we will ask you to:

  1.
  Elect eight directors to serve for a term of one year and until their successors are elected and qualified. The persons nominated by the Board of Directors (Donald E. Benson, Joseph N. Cohen, Robert E. Gipson, Antoinette Hubenette, M.D., Scott A. Montgomery, Judge Dion G. Morrow, Carl R. Terzian and Robert E. Thomson) are described in the accompanying Proxy Statement;

  2.
  Approve an amendment to the 1996 Stock Incentive Plan which would increase the number of shares of Common Stock available for issuance by 100,000 shares from 448,510 shares to 548,510 shares; and

  3.
  Transact any other business that may properly be presented at the meeting.

        If you owned either Common Stock or Series A Noncumulative Convertible Preferred Stock of National Mercantile Bancorp on May 3, 2002, the record date, you are entitled to attend and vote at the meeting.

By Order of the Board of Directors,
/s/ RITA MELCHOR
Rita Melchor Corporate Secretary
May 10, 2002

PROXY STATEMENT FOR NATIONAL MERCANTILE BANCORP
2002 ANNUAL MEETING OF SHAREHOLDERS

Information about the Annual Meeting and Voting

Why did you send me this proxy statement and proxy card?

        We sent you this Proxy Statement and the enclosed proxy card because you own shares of National Mercantile Bancorp. This Proxy Statement provides you with information which will help you to cast your vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        When you sign the proxy card, you appoint each of Scott A. Montgomery and Robert E. Thomson, Directors of National Mercantile Bancorp, as your representatives at the Annual Meeting (your proxies). Mr. Montgomery and Mr. Thomson will vote your shares at the Annual Meeting, as you have instructed them on your proxy card(s). If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. Montgomery and Mr. Thomson will vote your shares, under your proxy, in accordance with their best judgment.

        We began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on May 10, 2002 to all shareholders entitled to vote. Shareholders who owned Common Stock or Series A Noncumulative Convertible Perpetual Preferred Stock ("Series A Preferred Stock") on May 3, 2002 (the record date) are entitled to vote. On the record date, there were 1,630,253 shares of Common Stock outstanding and 747,387 shares of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock is convertible into two shares of Common Stock for a total of 1,494,774 shares of Common Stock. These are our two classes of voting stock.

        We have enclosed our 2001 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission, which includes our financial statements. The Form 10-KSB is not to be considered part of the soliciting materials. A copy of our 2001 Summary Annual Report is also enclosed.

What am I voting on?

        We ask you to vote on the election of eight directors and an amendment to the 1996 Stock Incentive Plan. The sections entitled "Election of Directors" and "Approval of Amendment to the 1996 Stock Incentive Plan" give you more information on these proposals.

        At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the shareholders at the Annual Meeting.

How many votes do I have?

        You have one vote for each share of our Common Stock and two votes for each share of our Series A Preferred Stock. In the election of directors, you may be permitted to "cumulate" your votes.

What is "cumulative voting"?

        Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter. The number of votes a shareholder has on a single matter is the number of shares of Common Stock held by the shareholder plus two times the number of shares of Series A Preferred Stock held by the shareholder (since each share of Series A Preferred Stock is entitled to two votes). For example, if you hold 1,000 shares of Common Stock and 200 shares of Series A Preferred Stock, you are entitled to 11,200 total votes (8—the number of directors—multiplied by one vote per share of Common Stock, or 8,000 votes, plus 8 multiplied by two votes per share of Series A Preferred, or 3,200 votes). A shareholder may use all of his or her votes for one nominee, or may distribute his or her votes among two or more nominees as the shareholder sees fit. No shareholder may cumulate votes unless at least one shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes.

        Mr. Montgomery and Mr. Thomson (your proxies) may, in their discretion, cumulate votes for shares with respect to which they have proxies.

How are abstentions and broker non-votes treated?

        Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum. For any proposal other than the election of directors, an abstention on the proposal will be counted towards the tabulation of votes cast on the proposal and will have the same effect as a negative vote. A broker non-vote will not be counted either as a vote cast for or against the proposal. Abstentions and broker non-votes have no effect on the election of directors.

How do I vote?

You may vote by mail

        Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors identified in this Proxy Statement and FOR the amendment to the 1996 Stock Incentive Plan.

You may vote in person at the meeting

        You may attend the Annual Meeting and vote in person. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Otherwise, we cannot count your votes.

May I revoke my proxy?

        If you have returned your signed proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

  •
  You may send in another proxy with a later date.

  •
  You may notify National Mercantile Bancorp's Secretary in writing before the Annual Meeting that you have revoked your proxy.

  •
  You may vote in person at the Annual Meeting.

How will shares I hold in street name be voted?

        If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority under New York Stock Exchange rules to vote customers' shares on certain "routine" matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

        We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

What does it mean if I receive more than one proxy card?

        If you own both Common Stock and Series A Preferred Stock or if you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each class of stock and for each account. Please sign and return all proxy cards to ensure that all your shares are voted.

How many votes may be cast at the Annual Meeting?

        Based on the number of shares of Common Stock and Series A Preferred Stock outstanding on the record date, up to 3,125,027 votes may be cast on any matter.

How many shares do you need to hold the Annual Meeting (what are the quorum requirements)?

        Shares representing a majority of our outstanding votes on the record date of May 3, 2002 must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

        Shares are counted as present at the meeting if the stockholder either:

  •
  is present at the meeting, or

  •
  has properly submitted a proxy card

Who nominates individuals for election to the Board of Directors?

        Our bylaws state that nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock. Nominations, other than those made by the Board of Directors, must be made in writing. If you wish to make such nominations, your notice must be received by the President of National Mercantile Bancorp no more than 60 days prior to the Annual Meeting nor more than 10 days after the Notice of Annual Meeting is sent to shareholders. If the Notice of Annual Meeting is sent to shareholders exactly 10 days before the meeting, then your notice of intention to make a nomination to the Board of Directors must be made no later than the time fixed for the opening of the Annual Meeting as stated in the Notice of Annual Meeting. If you want to make a nomination to the Board of Directors you must give the following information to the extent known to you:

  •
  Name and address of each proposed nominee

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  Principal occupation of each proposed nominee

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  Number of shares of our stock owned by each proposed nominee

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  Your name and address and

  •
  The number of shares owned by you

        If nominations to the Board of Directors are not made as outlined above, the Chairman of the meeting may disregard the nominations and instruct the inspectors of election to disregard all votes cast for such nominees.

How many votes must the director nominees have to be elected?

        The eight nominees receiving the highest number of votes will be elected as directors. This number is called a plurality. If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

How many votes are required to amend the 1996 Stock Incentive Plan?

        The amendment to the 1996 Stock Incentive Plan will be approved if approved by a majority of votes cast on the matter.

Who pays the costs of soliciting these proxies?

        We pay for distributing and soliciting proxies and reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders. Our directors, officers and regular employees may solicit proxies in person, through mail, telephone or other means. We do not pay those individuals additional compensation for soliciting proxies.

Election of Directors

        Our bylaws state that the Board of Directors will consist of not less than six directors nor more than eleven directors, with the exact number fixed from time to time by the Board or by the shareholders. The Board of Directors has fixed the number of directors at eight as of the Annual Meeting.

        Based on the recommendation of the Nominating Committee, the Board has nominated eight current directors for re-election. If you re-elect them, they will hold office until the next annual meeting and their successors are duly elected and qualified. Each nominee has indicated that he or she is willing to serve as a director. If any nominee is unable to serve or for good cause will not serve, Mr. Thomson or Mr. Montgomery (your proxies) may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, the Board may fill the vacancy until the next annual meeting. It is presently intended that all directors elected at the Annual Meeting will also serve as directors of Mercantile National Bank. In addition, it is intended that if elected Messrs. Montgomery, Benson and Gipson will serve as directors of South Bay Bank, N.A.

        The following information is provided regarding the nominees.

Donald E. Benson Director since 1998 Age 71	Mr. Benson is Executive Vice President and a director of Marquette Financial Companies, a financial services holding company (formerly Marquette Bancshares, Inc.). He has served in that position since 1992. Mr. Benson is also a director of Mesaba Holdings, Inc., commuter airline; Mass Mutual Corporate Investors, a mutual fund; and Mass Mutual Participation Investors, a mutual fund.
Joseph N. Cohen Director since 1998 Age 56
Mr. Cohen is President of American Entertainment Investors, Inc., a media financing and consulting firm, since February 1996 and a Principal of Abel's Hill Capital Corp., an investment banking firm, since October 1996.
Robert E. Gipson Director since 1996 Age 55
Mr. Gipson is President of Alpha Analytics Investment Group, LLC, a registered investment advisor, and has served in that capacity since its organization in 1998. Mr. Gipson is Of Counsel to the law firm of Gipson Hoffman & Pancione and has been a lawyer with that firm since 1982. Mr. Gipson is also President of Corporate Management Group, Inc. a financial management company, since 1988. He is also a trustee of Alpha Analytics Investment Trust, mutual funds. Mr. Gipson has been Chairman of National Mercantile Bancorp since June 1997 and was Chairman of Mercantile National Bank from June 1997 to December 1998.

Antoinette Hubenette, M.D. Director since 1998 Age 53
Dr. Hubenette was President and a director of Cedars-Sinai Medical Group (formerly Medical Group of Beverly Hills), a physician's medical practice group, from 1994 to 2000. She has been a practicing physician since 1982. From 1992 to 1997 she also served as a director of GranCare, Inc., a nursing home company. She continues in part-time practice of general internal medicine.
Scott A. Montgomery Director since 1995 Age 60
Mr. Montgomery is President and Chief Executive Officer of National Mercantile Bancorp, Mercantile National Bank and South Bay Bank, N.A. He served in that position for Mercantile National Bank since November 1995 and for South Bay Bank, N.A. since December 2001. From June 1996 to June 1997 he was Executive Vice President and Chief Administrative Officer of National Mercantile Bancorp and was appointed President and Chief Executive Officer in June 1997.
Judge Dion G. Morrow Director since 1998 Age 69
Judge Morrow has served as a private judge since November 1995. From February 1978 to October 1995, he served as Judge of the Los Angeles Superior Court. Judge Morrow has been Chairman of the Board of Mercantile National Bank since December 1998. During 2000 Judge Morrow also served as a member of the Judicial Review Commission on Foreign Asset Control, a joint commission of the Congress established by the Drug Kingpin Act of 1999.
Carl R. Terzian Director since 1998 Age 66
Mr. Terzian has been Chairman of the Board of Directors and Chief Executive Officer of Carl Terzian Associates, a national public relations consulting firm, since 1969. He is also a director of Transamerica Investors, Inc., a member of the Transamerica Corp. family, which manages its own mutual funds.
Robert E. Thomson Director of Bancorp since 1983 and of the Bank since 1982 Age 61	Mr. Thomson has been Of Counsel to the law firm of Jekel & Howard, LLP, since August 1996. He has been Vice Chair of National Mercantile Bancorp and Mercantile National Bank since June 1991.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
THE BOARD OF DIRECTORS' NOMINEES

Arrangement for Selection of Directors

        We have agreed with certain persons (as successors to Conrad Company) that the Board of Directors would nominate for election as director a person or persons nominated by them. These persons include Carl R. Pohlad, as Trustee of the Revocable Trust of Carl R. Pohlad, Eloise O. Pohlad, as Trustee of the Revocable Trust of Eloise O. Pohlad, James O. Pohlad, Robert C. Pohlad and William M. Pohlad. This agreement was entered into in connection with Conrad Company's purchase of Series A Preferred Stock in our 1997 recapitalization. The number of persons which these persons can nominate is the number which it and its affiliates would be entitled to elect based on cumulative voting. This agreement expires when these persons no longer hold any shares of Series A Preferred Stock. Since 1998 Donald E. Benson has been nominated as Director pursuant to the agreement.

Board and Committee Meetings

        The Board met 12 times during fiscal year 2001. No director attended less than 75% of all meetings of the Board of Directors and Committees on which he or she served held in 2001. The following information is provided regarding certain Board Committees standing during 2001.

        Nominating Committee.    The Nominating Committee recommends candidates to fill vacancies on the Board of Directors, recommends the slate of directors to be elected at the annual meeting of shareholders and considers nominees for the Board of Directors recommended by shareholders. The Nominating Committee consists of Directors Gipson, who serves as Chairman, Benson, Montgomery and Terzian. The Nominating Committee met one time in 2001.

        Stock Option Committee.    The Stock Option Committee has authority to grant stock options under the Company's 1996 Stock Incentive Plan. The Stock Option Committee consists of Directors Morrow, who serves as Chairman, Hubenette, Montgomery and Thomson. The Committee met one time in 2001.

        Audit Committee.    The functions of the Audit Committee and its activities during fiscal 2001 are described below under the heading Report of the Audit Committee.

        Compensation Committee.    The Compensation Committee of Mercantile National Bank oversees and directs the overall compensation policy, reviews and recommends to the Board of Directors all elements of compensation for the executive officers. The Compensation Committee consists of Directors Morrow, who serves as Chairman, Hubenette, Montgomery and Thomson. The Committee met one time in 2001.

        In January 2002, the Stock Option Committee was renamed the Stock Option and Compensation Committee and that committee took over the compensation functions previously undertaken by the Compensation Committee of Mercantile National Bank.

Report of the Audit Committee

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent National Mercantile Bancorp specifically incorporates this Report by reference therein.

        The Audit Committee of the Board of Directors is composed of four directors. Each of these directors is "independent" under the listing standards of the National Association of Securities Dealers. The members of the Audit Committee are Directors Benson, who serves as Chairman, Cohen, Gipson and Morrow.

        The Audit Committee held four meetings during 2001. The Audit Committee has a formal written charter which is reviewed and approved by the Board of Directors on an annual basis.

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities the Audit Committee reviewed and discussed the audited financial statements included in the annual report on Form 10-KSB and filed with the Securities and Exchange Commission, as well as the unaudited financial statements filed with our quarterly reports on Form 10-QSB.

        In accordance with Statements on Accounting Standards (SAS) No. 61, the Audit Committee met and discussed with management and the independent auditors regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1.

        The Audit Committee also met and discussed with our management, and the independent auditors, issues related to the overall scope and objectives of the audits conducted, the internal controls used by the independent auditors, and the selection of Arthur Andersen as independent auditors. Additional meetings were held with the independent and outside audit consultants, with and without management present, to discuss the specific results of audit investigations and examinations and the auditor's judgments regarding any and all of the above issues.

        Pursuant to the reviews and discussions described above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year 2001 for filing with the Securities and Exchange Commission.

        Management is responsible for the Company's financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty nor our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our consultations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent."

        Signed and adopted by the Audit Committee as of March 22, 2002.

/s/ Donald E. Benson, Chairman /s/ Joseph N. Cohen /s/ Robert E. Gipson /s/ Dion G. Morrow

Compensation of Directors

        In 2001, non-employee directors received the following compensation:

  •
  The Chairman of National Mercantile Bancorp and the Chairman of Mercantile National Bank received a monthly retainer of $600. The Chairmen also received an additional $450 for each Board meeting attended and $200 for each Board Committee meeting attended.

  •
  Each other non-employee Director received a monthly retainer of $500 and an additional $450 for each Board meeting attended and $150 for each Board Committee meeting attended.

  •
  The Chairman of the Loan Committee received a monthly retainer of $250 and each other non-employee member of the Loan Committee received a monthly retainer of $200.

        Effective March 1, 2002 the monthly retainer fee was increased by $150, the Board meeting attendance fee was increased by $50 and each Committee meeting attendance fee was increased by $50.

        Directors who are employees (Mr. Montgomery) received no separate compensation for their services as directors. We do not reimburse directors for travel and other related expenses incurred in attending shareholders, Board or committee meetings.

Certain Relationships and Related Transactions

        From time to time we have made loans to directors and executive officers. All of these loans which were either made or were outstanding in 2001 were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

        In December 2001, we obtained a short-term unsecured loan of $5,000,000 bearing interest at the prime rate from the Revocable Trust No. 2 of Carl R. Pohlad, a 5% shareholder of the Company. The purpose of this loan was to provide funds for our acquisition of South Bay Bank, N.A. The loan was repaid within four days utilizing a $5,000,000 dividend from South Bay Bank, N.A.

        In December 2002, we issued and sold an aggregate of 1,000 shares of Series B Convertible Perpetual Preferred Stock at $1,000 per share, or an aggregate of $1,000,000, to James O. Pohlad, Robert C. Pohlad and William M. Pohlad, 5% shareholders of the Company. The purpose of these sales was to obtain additional funds for our acquisition of South Bay Bank, N.A.

APPROVAL OF AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

        The Board of Directors has approved an amendment to the 1996 Stock Incentive Plan (the "1996 Plan"). This amendment will increase the number of shares of Common Stock available for awards under the 1996 Plan from 448,510 shares to 548,510 shares.

        While the Board of Directors has the authority to adopt this amendment without shareholder approval, the Board has determined to make the amendment subject to shareholder approval. Approval requires the affirmative vote of a majority of the votes cast on this issue.

The Amendment

        Section 4(a) of the 1996 Plan is proposed to be amended in its entirety to read as follows:

"(a)	At any time, the aggregate number of Common Shares issued or issuable pursuant to all Awards (including all Incentive Stock Options) granted under the 1996 Plan shall not exceed 548,510 shares subject to adjustment as provided in Section 7 hereof."

Reasons for the Amendment

        The Board of Directors believes that our policy of encouraging stock ownership by our officers, employees, directors and independent contractors has been and will continue to be a positive factor in our growth and success by enabling us to attract and retain officers, directors, employees and independent contractors to stimulate their efforts towards achievement of our objectives and to align their interests with those of our shareholders.

        The Board of Directors proposes to increase the number of shares available for awards under the 1996 Plan to make certain there are sufficient shares available for future awards. We completed the acquisition of South Bay Bank, N.A. in December 2001 and the number of employees increased by 42 as of the date of this Proxy Statement. The number of shares needed for future awards is, of course, uncertain and depends on a number of factors, including the number of additional employees and independent contractors hired (which will be related to growth and to employee turnover) and the need to continue to provide equity incentives to existing directors, officers, employees and independent contractors. At May 3, 2002, there were 20,484 shares available for awards under the 1996 Plan. The Board of Directors proposes to increase the number of shares available for awards under the 1996 Plan by 100,000 shares.

        The Board recognizes the possible dilutive effect on the shareholders. However, it believes, on balance, that the incentive that can be provided by the opportunity to participate in our growth and earnings through the granting of stock options and other awards is important to our success and, accordingly, will benefit us and our shareholders.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE AMENDMENT

Summary of the 1996 Plan

        Set forth below is a description of the material features of the 1996 Plan.

        Administration.    The 1996 Plan is administered by a committee of two or more disinterested directors appointed by our Board of Directors (the "Committee"). The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the 1996 Plan, the Committee has sole and absolute discretion in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including the exercise price and conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. Subject to limitations imposed by law, the Board of Directors may amend or terminate the 1996 Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the 1996 Plan or any rights thereunder without his consent. The expenses of administering the 1996 Plan are and will continue to be borne by the Company.

        Terms of Awards.    The 1996 Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. The Committee may determine the exercise price of any award to be below fair market value. Such awards will result in a compensation cost to National Mercantile Bancorp equal to the difference between the fair market value and the cost to the recipient at the date of issuance. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative. The 1996 Plan provides that any person elected or appointed to serve as a director of National Mercantile Bancorp on or after October 1, 1996, who was not employed by the Company and who has not previously served as a non-employee director will be granted, on the first business day following the later of the date of such election or appointment, an option to purchase 1,100 shares of Common Stock without further action by the Committee. Non-employee director options have an exercise price equal to the fair market value of such shares on the date of grant and become fully exercisable one year from the date of grant.

        An award granted under the 1996 Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of National Mercantile Bancorp or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of National Mercantile Bancorp or other significant corporate transactions. Options granted to non-employee directors must be exercised by the sixth anniversary of the date of grant. Any stock option granted to an employee may be a tax-benefitted incentive stock option or a non-qualified stock option that is not tax-benefitted. Awards to non-employee directors may only be non-qualified stock options.

        An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such employee's tax withholding obligation with respect to such issuance, by (a) delivering previously owned shares of our capital stock or other property, (b) reducing the amount of shares or other property otherwise issuable pursuant to the award or (c) delivering a promissory note, the terms and conditions of which will be determined by the Committee. If an option permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered. The exercise price and any withholding taxes are payable in cash by non-employee directors, although the Board of Directors or Committee at its discretion may permit such payment by delivery of shares of our Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment to us of proceeds from the sale of such shares.

        Awards may not be granted under the 1996 Plan after March 28, 2006. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the 1996 Plan.

        Federal Income Tax Treatment.    The following is a brief description of the federal income tax treatment that generally will apply to awards made under the 1996 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of any award will depend on the specific nature of such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted stock, an award which is payable in cash or otherwise.

        Pursuant to the 1996 Plan, participants may be granted options which are intended to qualify as incentive stock options. Generally, the optionee is not taxed, and National Mercantile Bancorp is not entitled to a deduction, on the grant or exercise of an incentive stock option; although, the excess of the fair market value of the shares on the exercise date over the exercise price of the option is an item of tax preference that could create an alternative tax liability. However, if the optionee sells the shares acquired upon the exercise of an incentive stock option at any time within one year after the date of exercise of the option or two years after the date of grant of the option, then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value of the shares sold on the date of exercise over the price of the option. National Mercantile Bancorp will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

        The grant of an option or other similar right to acquire stock which is not an incentive stock option (a "non-qualified option") generally is not a taxable event for the optionee. Upon exercise of the option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and National Mercantile Bancorp will be entitled to a deduction equal to such amount.

        Awards under the 1996 Plan also may include stock sales, stock bonuses or other grants of stock. Stock issued pursuant to these awards may be subject to certain restrictions. Pursuant to Section 83 of the Code, stock sold or granted under the 1996 Plan will give rise to taxable income at the earliest time at which such stock is not subject to substantial risk of forfeiture or is freely transferable for purposes of Section 83. At that time, the holder will recognize ordinary income equal to the excess of the fair market value of the shares (determined as of such time) over the purchase price, and National Mercantile Bancorp will be entitled to a deduction equal to such amount. Holders may elect to report income upon receipt of the award rather than wait until the restrictions lapse. In such case, the holder has no additional income to report when the restrictions lapse. If the holder of the stock is a person subject to Section 16(b) and if the sale of the stock at a profit could subject such person to suit under Section 16(b), income will be recognized in accordance with the rules described above regarding stock issued to such persons upon the exercise of an option, unless the holder makes an election under Section 83(b) to recognize income on the date the stock is issued.

        Awards may be granted under the 1996 Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards.

        National Mercantile Bancorp may be required to withhold applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the 1996 Plan.

        The terms of the agreements pursuant to which specific awards are made under the 1996 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of National Mercantile Bancorp. Such awards may constitute "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to such provisions, an employee will be subject to a 20% excise tax on any "excess parachute payment," and the Company will be denied any deduction with respect to such excess parachute payment.

        Outstanding Awards.    As of the date of this Proxy Statement, options were the only awards granted under the 1996 Plan. At April 30, 2002, options to purchase 397,461 shares of Common Stock were outstanding at exercise prices ranging from $4.47 to $7.97 and 30,565 shares had been issued under the 1996 Plan. At that date, the closing sales price of the Common Stock was $6.45.

        Specific Awards.    The Board of Directors has not authorized any specific awards under the Plan contingent upon the approval of the amendment.

Information about National Mercantile Bancorp Common
and Preferred Stock Ownership

Security Ownership of Principal Shareholders and Management

        The following table provides information as of the record date regarding the Common Stock, the Series A Preferred Stock and the Series B Convertible Perpetual Preferred Stock ("Series B Preferred Stock") owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock, outstanding Series A Preferred Stock or outstanding Series B Preferred Stock; (ii) each of our directors; (iii) each of our executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner(1)(2)	Number of Common Shares Owned		Percent of Class	Number of Series A Preferred Shares Owned	Percent of Class	Percent of Class of Common and Series A Preferred Shares Combined(3)	Number of Series B Preferred Shares Owned(4)	Percent of Class
James O. Pohlad(5)	84,725		5.2	151,319	20.2	12.4	334	33.4
Robert C. Pohlad(5)	84,726		5.2	151,319	20.2	12.4	333	33.3
William M. Pohlad(5)	84,726		5.2	151,319	20.2	12.4	333	33.3
Carl R. Pohlad Revocable Trust(5)	154,999		9.5	-0-	*	5.0	-0-	*
Eloise O. Pohlad Revocable Trust(5)	154,999		9.5	-0-	*	5.0	-0-	*
9830 Investments No. 1, a California Limited Partnership 9830 Wilshire Boulevard Beverly Hills, California 90212	-0-		*	63,282	8.5	4.1	-0-	*
Wildwood Enterprises Inc. Profit Sharing Plan & Trust 1901 Avenue of the Stars Suite 1100 Los Angeles, California 90067	-0-		-0-	50,440	6.7	3.2	-0-	*
Donald E. Benson	83,350	(6)	5.1	-0-	*	2.6	-0-	*
Joseph N. Cohen	3,650	(7)	*	-0-	*	*	-0-	*
Robert E. Gipson	63,696	(7)	3.9	223	*	2.1	-0-	*
Antoinette Hubenette, M.D.	3,550	(7)	*	-0-	*	*	-0-	*
Scott A. Montgomery	198,388	(8)	12.2	3,379	*	6.6	-0-	*
Judge Dion G. Morrow	10,200	(7)	*	-0-	*	*	-0-	*
Carl R. Terzian	3,525	(7)	*	-0-	*	*	-0-	*
Robert E. Thomson	8,236	(9)	*	639	*	*	-0-	*
All directors and executive officers as a group (11 persons)	374,595	(10)	23.0	4,241	*	12.2	-0-	*

*
Less than one percent (1%)

(1)
"Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, you "beneficially" own common or preferred stock not only if you hold it directly, but also if you own it indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have or share the power to vote the stock, to sell it or have the right to acquire it within 60 days.

(2)
The business address of each director and executive officer is c/o National Mercantile Bancorp, 1840 Century Park East, Los Angeles, California 90067.

(3)
Assumes conversion of each outstanding share of Series A Preferred Stock into two shares of Common Stock.

(4)
The Series B Preferred Stock is convertible into Common Stock at the earliest of June 30, 2005 or upon the occurrence of certain corporate mergers, reorganization or sale of assets.

(5)
The address is 60 South Sixth Street, Suite 3800, Minneapolis, Minnesota 55402.

(6)
Includes 1,000 shares which may be acquired upon exercise of options.

(7)
Includes 3,350 shares which may be acquired upon exercise of options.

(8)
Includes 177,508 shares which may be acquired upon exercise of options.

(9)
Includes 2,800 shares which may be acquired upon exercise of options.

(10)
Includes 198,058 shares which may be acquired upon exercise of options.

Compliance with Section 16(a) Beneficial Ownership Reporting

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% shareholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Common Stock or Series A Preferred Stock and to provide us with copies of the reports. Based on our review of these reports, we believe that all of these persons have filed all required reports on a timely basis in 2001.

Executive Officers

Biographies

        The Company has three executive officers: Scott A. Montgomery, David R. Brown and Henry T. McCaffrey. The biography of Mr. Montgomery is included under the section "Election of Directors."

        Mr. Brown (age 42) was appointed Executive Vice President and Chief Financial Officer of National Mercantile Bancorp and Mercantile National Bank in June 2001 and of South Bay Bank, N.A. in December 2001. From November 1997 to April 2001 he served as Chief Operating and Chief Financial Officer and a director of PriVest Bank in Costa Mesa, California. From January 1986 to June 1997 he was Executive Vice President and Chief Financial Officer of Eldorado Bank in Irvine, California.

        Mr. McCaffrey (age 49) was appointed Executive Vice President and Chief Credit Officer of National Mercantile Bancorp and Mercantile National Bank in November 2001. From October 1998 to November 2001 he served as Executive Vice President and Chief Credit Officer of Eldorado Bank in Laguna Hills, California. Prior thereto, from October 1982 to October 1998, he served in various credit administration capacities, most recently as Senior Vice President and Manager of centralized underwriting group for Commercial Banking units at Union Bank of California in Los Angeles, California.

Compensation of Executive Officers

        The following table shows certain information regarding compensation paid during the last three years to the Chief Executive Officer, each person who was an executive officer at the end of 2001 and each former executive officer whose salary and bonus exceeded $100,000 during 2001 (the "Named Executive Officers").

Summary Compensation Table

						Long Term Compensation
		Annual Compensation
Name and Principal Position						Securities Underlying Options/SAR's (#)		All Other Compensation ($)
	Year	Salary ($)		Bonus ($)
Scott A. Montgomery President and Chief Executive Officer	2001 2000 1999	250,000 250,000 250,000		62,400 150,000 50,700	(1) (1) (1)	-0- -0- -0-		9,053 7,700 8,159	(2) (2) (2)
David R. Brown Executive Vice President & Chief Financial Officer(4)	2001	73,125	(3)	15,000		12,500		3,250	(4)
Henry T. McCaffrey Executive Vice President & Chief Credit Officer(6)	2001	21,808	(5)	10,000	(6)	10,000		932	(4)
Kenneth O. Wentzel Executive Vice President and Chief Credit Officer(8)	2001	112,500	(7)	-0-		10,000	(7)	6,058	(8)

(1)
Incentive bonus based on 5% of pretax net profit plus an additional 2% of pretax net profit if a pretax net profit and return ratio of at least 1.5% of pretax net profit to assets is achieved in any fiscal year, in accordance with his employment agreement.

(2)
Consists of club membership fees, automobile allowance and Company-matching 401(k) contribution.

(3)
Mr. Brown commenced employment on June 18, 2001 at an annual salary of $135,000.

(4)
Consists of automobile allowance.

(5)
Mr. McCaffrey commenced employment on November 6, 2001 at an annual salary of $140,000.

(6)
Consists of a sign-on bonus.

(7)
Mr. Wentzel commenced employment on January 1, 2001 and resigned on October 31, 2001. His annual salary was $                  135,000. The unvested 10,000 option shares expired on the date of his resignation.

(8)
Consists of automobile allowance and Company-matching 401(k).

        The following table sets forth information concerning options granted to the Named Executive Officers during 2001.

Option/SAR Grants in Fiscal Year 2001
(Individual Grants)

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year(2)
			Exercise or Base Price per Share ($)
Name				Expiration Date
					5% ($)	10% ($)
David R. Brown(3)	10,000	6.6	7.06	06/18/11	44,400	112,518
David R. Brown(4)	2,500	1.6	5.75	12/17/11	9,040	22,910
Henry T. McCaffrey(5)	10,000	6.6	6.50	11/06/11	40,878	103,593
Kenneth O. Wentzel(6)	10,000	6.6	6.44	01/02/11	40,501	102,637

(1)
We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the option term. These amounts do not represent our estimate or projection of the future price of the Common Stock. If the Common Stock does not appreciate, the optionees will receive no benefit from the options.

(2)
Total options include option grants to non-employee directors.

(3)
The options were granted on June 18, 2001. 5,000 shares will vest on June 18, 2002 and 5,000 shares on June 18, 2003.

(4)
The options were granted on December 17, 2001. 1,250 shares will vest on December 17, 2002 and 1,250 shares on December 17, 2003.

(5)
The options were granted on November 6, 2001. 5,000 shares will vest on November 6, 2002 and 5,000 shares on November 6, 2003.

(6)
Mr. Wentzel resigned on October 31, 2001 and the 10,000 option shares expired on the date of his resignation.

        The following table sets forth certain information regarding options exercised during 2001 by the Named Executive Officers and the options held by the Named Executive Officers at year-end.

2001 Option Exercises and Year-End Option Values

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)
						Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized
			Exercisable		Unexercisable	Exercisable	Unexercisable
Scott A. Montgomery	-0-	-0-	177,508	(2)	-0-	5,280	-0-
David R. Brown	-0-	-0-	-0-		12,500	-0-	125
Henry T. McCaffrey	-0-	-0-	-0-		10,000	-0-	-0-

(1)
In accordance with Securities and Exchange Commission rules, the value of unexercised "in-the-money" options is the difference between the closing sale price of the Common Stock on December 31, 2001 ($5.80 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

(2)
Includes an option with tandem stock appreciation rights (SARs) with respect to 16,500 shares of Common Stock.

Employment Agreement with Chief Executive Officer

        Mr. Montgomery and Mercantile National Bank entered into an employment agreement effective as of January 1, 1999 and terminating December 31, 2004. Under the agreement, Mr. Montgomery is entitled to: (1) an annual base salary of $250,000 (subject to increase at the discretion of the Board); (2) an incentive bonus equal to 5% of the Bank's pretax net profit in any year; (3) an additional incentive bonus of 2% of the Bank's pretax net profit in any year in which National Mercantile Bancorp achieves both a pretax net profit and return ratio of at least 1.5% of pretax net profit to assets; and (4) certain other benefits, including a company automobile and payment of club membership dues. Pursuant to the agreement, Mr. Montgomery's cash compensation (salary and bonus) may not exceed $400,000 in any calendar year. The Bank may terminate Mr. Montgomery's employment at any time with or without cause, provided that if termination is without cause, Mr. Montgomery would be entitled to receive as severance pay his base salary for 18 months following termination.

        In February 2002, Mr. Montgomery's employment agreement was modified to: (1) make National Mercantile Bancorp a party to the agreement; (2) extend the term to March 31, 2007; (3) increase Mr. Montgomery's annual base salary to $310,000 effective January 1, 2002, with annual cost of living adjustments; and (4) change the incentive bonus calculations to 3% for the first $3 million of the Company's pre-tax profit, 4% of the next $2 million of the Company's pre-tax net profit and 5% of the Company's pre-tax profits over $5 million, with a maximum bonus equal to Mr. Montgomery's annual base salary for the year.

Compensation Committee Interlocks and Insider Participation

        During 2001 Directors Hubenette, Montgomery, Morrow and Thomson served as members of the Compensation Committee. Mr. Alan Grahm served as a member of the Compensation Committee from January 2001 until his retirement in April 2001. All members of the Compensation Committee during 2001 were outside directors, except for Mr. Montgomery, President and Chief Executive Officer. Mr. Montgomery was excluded from participating in any action taken by the Compensation Committee or the full Board of Directors relating to his own compensation.

The following report of the Compensation Committee and Performance Graph are not deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the National Mercantile Bancorp specifically incorporates this information by reference.

Report on Executive Compensation for 2001

        During 2001 the Compensation Committee of Mercantile National Bank administered our executive compensation program. The Committee has furnished the following report on executive compensation for 2001.

Compensation Policy

        The main objective of our executive compensation program is to offer competitive compensation to attract and retain qualified executives, to motivate performance and to achieve our long-term goals. We believe our compensation program has an appropriate relationship between executive pay and enhancing shareholder value. The compensation program consists of base salary, stock options and bonuses. During 2001, the compensation program has been more directly related to performance. Executive bonus compensation is directly related to increased earnings and shareholder value. Hence, the executive management team's bonus compensation may increase or decrease based on the Company's increased or decreased earnings. The Committee or the full Board of Directors may authorize discretionary bonuses to executives and other key personnel for outstanding contributions to our growth and profitability, or to attract and retain qualified executives based on factors other than earnings.

Base Salary

        We pay salaries that are competitive with those paid by other banks and financial institutions of similar size and performance which are located in the same general geographic area. We obtain peer group data from various sources, including compensation surveys, industry studies and proxy statements of other financial institutions. We review and set salary ranges annually to ensure that the base salary ranges reflect competitive job market conditions.

        We pay cash compensation based upon the executive's experience, past and potential future contributions to National Mercantile Bancorp and its subsidiaries. Annual salary increases are based on the executive's responsibilities, performance and achievement of pre-established goals. Mr. Montgomery's base compensation was fixed for three years from 1999 through 2001.

Stock Options

        We believe that stock ownership by executives and employees provides valuable performance incentive. We have granted stock options under various stock plans since 1983. We also believe that stock ownership by executives and employees creates a vital long term partnership between management and other shareholders. We view stock options as a strong incentive and an important component for management to increase shareholder value. Historically, we have granted stock options at fair market value of the Common Stock at the date of grant.

CEO Compensation

        During 2001 National Mercantile Bancorp's Chief Executive Officer, Scott Montgomery, was compensated in accordance with his employment agreement. See "Executive Officers—Employment Agreement with Chief Executive Officer." During 2001 the Committee evaluated Mr. Montgomery's performance and determined that Mr. Montgomery had been a vital factor in accomplishing the acquisition of South Bay Bank, N.A. in December 2001 and positioning National Mercantile Bancorp for future success.

Tax Limits on Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that may be deducted for Federal income tax purposes by the Company in any year with respect to each of the Company's five most highly paid executive officers. The compensation expense associated with the exercise of non-incentive options in certain circumstances by an executive officer could be included towards the $1,000,000 limit. All compensation paid to the Company's executive officers in 2001 will be tax deductible.

Dated: March 22, 2002	Compensation Committee Dion G. Morrow, Chairman Antoinette Hubenette, M.D. Scott A. Montgomery Robert E. Thomson

Performance Graph

        The following graph shows a five-year comparison of cumulative total returns (stock price appreciation plus reinvested dividends) for the Common Stock, the NASDAQ Market Index and a selected peer group. The peer group includes the following companies: First Regional Bancorp, Marathon Bancorp, Alliance Bancshares California, First Coastal Bancshares and Vinyard National Bancorp.

        The closing price of our Common Stock on December 31, 2001 was $5.80 per share. The stock price performance of our Common Stock shown in the graph below represents past performance only and does not necessarily indicate future performance.

Comparison of Five-Year Total Shareholder Return
Among National Mercantile Bancorp, NASDAQ
Market Index and Peer Group Index

        Assumes $100 invested on January 1, 1997 and that dividends are reinvested through December 31, 2001.

Independent Public Accountants

        Andersen LLP audited our financial statements for the year ended December 31, 2001. We expect a representative from Andersen LLP will be present at the Annual Meeting. We will provide the representative with the opportunity to make a statement if desired and to respond to appropriate questions by shareholders.

        For 2001, the fees billed for professional services by Andersen LLP were as follows: Audit Fees—$80,000; Financial Information System Design and Implementation Fees—$-0-; and All Other Fees $26,115. The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the independence of Andersen, and concluded that it did not believe that such non-audit services, at the level performed, were incompatible with such independence.

Shareholder Proposals for 2003 Annual Meeting

        If you wish to submit proposals to be included in our proxy statement for the 2003 Annual Meeting of Shareholders, we must receive them on or before February 22, 2003. Please address your proposals to: Corporate Secretary, National Mercantile Bancorp, 1840 Century Park East, Los Angeles, California 90067.

By Order of the Board of Directors Rita Melchor Corporate Secretary
Dated: May 10, 2002

NATIONAL MERCANTILE BANCORP
AMENDED 1996 STOCK INCENTIVE PLAN

(Amended as of April 26, 2001)

        Section 1.    PURPOSE

        The purpose of the 1996 Stock Incentive Plan (the "1996 Plan") of National Mercantile Bancorp, a California corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "Company"), is to enable the Company to attract, retain and motivate its employees and independent contractors by providing for or increasing the proprietary interests of such employees and independent contractors in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interest with those of the shareholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

        2.    PERSONS ELIGIBLE

        Each director, officer, employee or independent contractor of the Company or any of its subsidiaries (each, a "Participant") shall be eligible to be considered for the grant of an Award (as hereinafter defined) under the 1996 Plan. Directors who are not employees ("Nonemployee Directors") may receive awards in addition to those described under Section 10 of the 1996 Plan.

        3.    AWARDS

        (a)  The Committee (as hereinafter defined) responsible for administration of the 1996 Plan is authorized to enter into any type of arrangement on behalf of the Company with a Participant that is not inconsistent with the provisions of the 1996 Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares") or (ii) Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the grant of an "Award."

        (b)  Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

        (c)  Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

        (d)  Subject to the provisions of the 1996 Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted hereunder, which terms and conditions may include, among other things:

          (i)    a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

      (A)
      the delivery of cash;

1

      (B)
      the delivery of other property deemed acceptable by the Committee;

      (C)
      the delivery of previously owned shares of capital stock of the Company (including "pyramiding"); or

      (D)
      a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award.

          (ii)  a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

          (iii)  a provision required in order for such Award to qualify as an incentive stock option (an "Incentive Stock Option") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that no Award issued to any Nonemployee Director or any independent contractor of the Company shall qualify as an Incentive Stock Option.

        Section 4.    STOCK SUBJECT TO THE 1996 PLAN

        (a)  At any time, the aggregate number of Common Shares issued or issuable pursuant to all Awards (including all Incentive Stock Options) granted under the 1996 Plan shall not exceed 448,510 shares subject to adjustment as provided in Section 7 hereof.

        (b)  For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued or issuable pursuant to Awards granted under the 1996 Plan shall at any time be deemed to be equal to the sum of the following:

          (i)    the number of Common Shares that were issued prior to such time pursuant to Awards granted under the 1996 Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

          (ii)  the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under the 1996 Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

          (iii)  the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under the 1996 Plan prior to such time.

        Section 5.    DURATION

        Unless sooner terminated pursuant to Section 8 below, the 1996 Plan shall terminate on March 28, 2006. No Awards shall be granted under the 1996 Plan while the 1996 Plan is suspended or after it is terminated.

        Section 6.    ADMINISTRATION

        (a)  The 1996 Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom: (i) is a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time); and (ii) is an "outside director" within the meaning of Section 162(m) of the Code. Members of the Committee shall serve at the pleasure of the Board, and the Board may from time to time remove members from or add members to, the Committee.

2

        (b)  Subject to the provisions of the 1996 Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of the 1996 Plan, including, without limitation, the following:

          (i)    adopt, amend and rescind rules and regulations relating to the 1996 Plan;

          (ii)  determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

          (iii)  grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

          (iv)  determine the terms and conditions of the Nonemployee Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 10 hereof;

          (v)  determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

          (vi)  interpret and construe the 1996 Plan and the terms and conditions of any Award granted hereunder.

        Section 7.    ADJUSTMENTS

        If the outstanding shares of the class of Company stock then subject to the 1996 Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in: (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under the 1996 Plan; and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under the 1996 Plan. The determination of the Committee as to what adjustments shall be made pursuant to this section, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 1996 Plan on account of any such adjustment.

        Section 8.    AMENDMENT AND TERMINATION

        The Board may suspend or terminate the 1996 Plan at any time; provided, however, that no such suspension or termination shall deprive the recipient of any Award theretofore granted under the 1996 Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

        The Board may amend the 1996 Plan at any time and in any manner subject to the following limitations:

        (a)  No such amendment shall deprive the recipient of any Award theretofore granted under the 1996 Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto;

        (b)  Except as otherwise provided in Section 7 relating to adjustments upon changes in stock, no such amendment shall be effective unless approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, represented and entitled to vote at a shareholders meeting or by the written consent of a majority of the outstanding shares of the Company where such

3

shareholder approval is required by law or pursuant to the Articles of Incorporation or Bylaws of the Company; and

        (c)  Section 10 hereof shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules and regulations thereunder.

        Section 9.    EFFECTIVE DATE

        The 1996 Plan shall be effective as of June 18, 1997, the date upon which it was approved by the shareholders of the Company; provided, however, that no Common Shares may be issued under this Plan until it has been approved, director or indirectly, by the affirmative vote of the holders (the "Shareholders") of a majority of the outstanding shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California.

        Section 10.    NONEMPLOYEE DIRECTOR OPTIONS

        (a)  Any person elected or appointed to serve as a Nonemployee Director who has not previously served as a Nonemployee Director of the Company on or prior to October 1, 1996, shall be granted, on the first business day following the later of the date of such election or appointment or the date the 1996 Plan is approved by the Shareholders, an option to purchase 1,100 Common Shares without the requirement of any further action by the Committee. On the first business day following the date of the annual meeting of shareholders of the Company held in 1998, or any adjournment thereof (the "1998 Meeting"), any person who was a Nonemployee Director on or after the effective date of the 1996 Plan and who is re-elected to the Board at the 1998 Meeting shall be granted an option to purchase 550 Common Shares without the requirement of any further action by the Committee. Options that may be granted to newly-elected Nonemployee Directors or to re-elected Nonemployee Directors under this Section 10 shall be referred to collectively as the "Nonemployee Director Options." The date on which a Nonemployee Director Option is granted shall be the Date of Grant for such option.

        (b)  If, on any date upon which Nonemployee Director Options are to be automatically granted pursuant to this Section 10, the number of Common Shares remaining available for options under the 1996 Plan is insufficient for the grant to each Nonemployee Director entitled thereto of a Nonemployee Director Option to purchase the entire number of Common Shares specified in this Section 10, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director entitled thereto on such date.

        (c)  Each Nonemployee Director Option granted under the 1996 Plan shall become fully exercisable one year from the Date of Grant, provided that in the event that a Change of Control (as defined below) shall occur, such granted Nonemployee Director Option shall be immediately exercisable.

        (d)  Each Nonemployee Director Option granted under the 1996 Plan shall expire upon the sixth anniversary of the Date of Grant.

        (e)  Each Nonemployee Director Option shall have an exercise price equal to the aggregate Fair Market Value on the Date of Grant of the Common Shares subject thereto.

        (f)    Payment of the exercise price of any Nonemployee Director Option granted under the 1996 Plan shall be made in full in cash concurrently with the exercise of such option; provided however, that, in the discretion of the Board, the payment of such exercise price may instead be made:

          (i)    in whole or in part, with Common Shares delivered concurrently with such exercise (such shares to be valued on the basis of the Fair Market Value of such shares on the date of such

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  exercise), provided that the Company is not then prohibited from purchasing or acquiring Common Shares; or

          (ii)  in whole or in part, by the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of or a loan secured by the Common Shares issuable upon exercise of such option.

        (g)  For purposes of this Section 10, the "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date in the market where the security is traded, or, if the Common shares or such other security were not quoted by any such organization on such immediately preceding business day, as determined by the Board. for purposes of this Section 10, the term "Change of Control" shall mean the occurrence of either of the following events: (a) the Company consolidates with or merges with or into any person or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges into or with the Company in any event pursuant to a transaction in which the outstanding voting stock or units of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding voting stock or units of the Company is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation or organization of the Company) or where the outstanding voting stock or units of the Company is changed into or exchanged for voting stock or units of the surviving corporation or organization which is not redeemable, or no "person" or "group" owns immediately after such transaction, directly or indirectly, an amount of outstanding voting stock or units necessary to effect the change of control of, or influence over, the surviving corporation or organization, as the case may be, or (b) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

        (h)  Each Nonemployee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

        (i)    Nonemployee Director Options are not intended to qualify as Incentive Stock Options.

  (j)
  Any options granted to Nonemployee Directors in addition to the automatic options granted under Section 10(a) shall be considered "Nonemployee Director Options" for purposes of this Section 10.

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PROXY

NATIONAL MERCANTILE BANCORP
ANNUAL MEETING OF SHAREHOLDERS, JUNE 6, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NATIONAL MERCANTILE BANCORP

        The undersigned hereby appoints Scott A. Montgomery and Robert E. Thomson, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each, to attend the Annual Meeting of Shareholders of National Mercantile Bancorp (the "Meeting") to be held on June 6, 2002 at Mercantile National Bank, 1840 Century Park East, Main Floor, Los Angeles, CA 90067, beginning at 5:30 p.m. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated May 10, 2002.

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLACK OR BLUE INK.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES AND
"FOR" THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

1.
Election of the following nominees as directors: Donald E. Benson, Joseph N. Cohen, Robert E. Gipson, Antoinette Hubenette, M.D., Scott A. Montgomery, Judge Dion G. Morrow, Carl R. Terzian and Robert E. Thomson.

                                                               ☐    FOR                                                               ☐    WITHHOLD

  (Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee).

2.
Approval of amendment to the 1996 Stock Incentive Plan.

                                           ☐    FOR                                           ☐    AGAINST                                           ☐    ABSTAIN

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-KSB OF NATIONAL MERCANTILE BANCORP.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)
Dated:	, 2002

Signature
Signature if held jointly
I plan to attend the Meeting: Yes ☐ No ☐

This proxy will be voted FOR the nominees and FOR the Amendment to the 1996 Stock Incentive Plan, unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the Meeting.

QuickLinks

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR NATIONAL MERCANTILE BANCORP 2002 ANNUAL MEETING OF SHAREHOLDERS
Election of Directors
Report of the Audit Committee
APPROVAL OF AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN
Information about National Mercantile Bancorp Common and Preferred Stock Ownership
Executive Officers
Summary Compensation Table
Option/SAR Grants in Fiscal Year 2001 (Individual Grants)
2001 Option Exercises and Year-End Option Values
Report on Executive Compensation for 2001
Performance Graph
Comparison of Five-Year Total Shareholder Return Among National Mercantile Bancorp, NASDAQ Market Index and Peer Group Index
NATIONAL MERCANTILE BANCORP AMENDED 1996 STOCK INCENTIVE PLAN (Amended as of April 26, 2001)